UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

PARAGON COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	001-37802	56-2278662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Glenwood Avenue Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 788-7770

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective January 26, 2018, Paragon Commercial Corporation (the “Company”) completed its previously announced merger (the “Merger”) with TB Acquisition, LLC, a wholly owned subsidiary of TowneBank, pursuant to the Agreement and Plan of Reorganization, dated as of April 26, 2017, by and among TowneBank, TB Acquisition, LLC, the Company, and Paragon Commercial Bank (the “Merger Agreement”). At closing, the Company merged with and into TB Acquisition, LLC, with TB Acquisition, LLC as the surviving entity. Immediately thereafter, Paragon Commercial Bank merged with and into TowneBank, with TowneBank as the surviving entity. As a result of the Merger, and pursuant to the terms and conditions of the Merger Agreement, each share of the Company’s common stock was converted into the right to receive 1.7250 shares of TowneBank common stock (the “Merger Consideration”). In addition, the vesting of all restricted stock awards of the Company accelerated upon consummation of the Merger. The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the Nasdaq Stock Market (“Nasdaq”) on January 26, 2018 that, at the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to such time, was automatically cancelled and converted into the right to receive the Merger Consideration. On January 26, 2018, the Company requested Nasdaq to promptly file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on Form 25 to delist and deregister the shares of the Company’s common stock. Upon effectiveness of such Form 25, the Company’s successor intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of the Company’s common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Items 2.01 and 3.01 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On January 26, 2018, pursuant to the terms of the Merger Agreement, TowneBank completed the acquisition of the Company through the merger of the Company with and into TB Acquisition, LLC, with TB Acquisition, LLC, continuing as the surviving entity, and through the merger of Paragon Commercial Bank with and into TowneBank, with TowneBank continuing as the surviving entity. As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to such time was automatically cancelled and converted into the right to receive the Merger Consideration.

Item 8.01	Other Events.

On January 29, 2018, TowneBank issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated April 26, 2017, by and among TowneBank, TB Acquisition, LLC, Paragon Commercial Corporation and Paragon Commercial Bank (included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 1, 2017, and incorporated herein by reference)

99.1	Press release dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNEBANK (as successor to Paragon Commercial Corporation)

Date: January 30, 2018	By:	/s/ Clyde E. McFarland, Jr.
Clyde E. McFarland, Jr. Senior Executive Vice President and Chief Financial Officer

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